UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

Rocky Mountain Chocolate Factory, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive

Durango, Colorado 81303

(Address of principal executive offices) (Zip Code)

(970) 259-0554

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2026, the Board of Directors (the “Board”) of Rocky Mountain Chocolate Factory, Inc. (the “Company”) appointed Allen C. Harper as Interim Chief Executive Officer and Principal Executive Officer of the Company, effective immediately. Mr. Harper, age 81 served as Chief Executive Officer of American Heritage Railways, Inc. (“AHR”) until his resignation from that position in connection with his appointment, and continues to serve as Chairman of AHR’s board of directors. AHR operates tourist railroad and related hospitality and entertainment businesses through subsidiaries including the Durango & Silverton Narrow Gauge Railroad and the Great Smoky Mountains Railroad. AHR is not a parent or subsidiary of the Company but, by virtue of its beneficial ownership of the Company’s common stock, may be deemed an affiliate of the Company. During the past five years, Mr. Harper’s principal occupations have included his service as Chief Executive Officer and Chairman of AHR and Chief Executive Officer of Rail Events, Inc., where he managed licensing agreements, including The Polar Express, and oversaw American Heritage Railways Hotels and True West Rodeos. Mr. Harper previously served as a member of the Board from November 2024 to September 2025. His prior business experience includes service as Board Chair and Chief Executive Officer of Esslinger Wooten Maxwell, Inc. Realtors and as Board Chair and President of First Reserve Realty, Inc; Board Chair of Recchi American, Inc.; and a Board Member of the Florida East Coast Railroad. Earlier in his career, he served as Board Chair of First American Railways, Inc. and as President of Cheezem Development Corporation. Mr. Harper is a licensed real estate broker in Florida. He holds a Bachelor of Arts degree in Business and Sociology from Principia College and completed postgraduate studies in Finance at the University of Missouri, St. Louis.

Mr. Harper is also the controlling shareholder of AHR. AHR reported beneficial ownership of 810,459 shares of the Company’s common stock in a Schedule 13D/A filed with the Securities and Exchange Commission on June 10, 2026, and Mr. Harper directly owns 1,911 shares of the Company’s common stock, resulting in reported beneficial ownership of 812,370 shares. Except as described in this Current Report on Form 8-K, there are no transactions or relationships between Mr. Harper (or his immediate family members) and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

There are no arrangements or understandings between Mr. Harper and any other person pursuant to which he was appointed as interim Chief Executive Officer and Principal Executive Officer of the Company. There are no family relationships between Mr. Harper and any director or executive officer of the Company that would require disclosure pursuant to Item 401(d) of Regulation S-K.

In connection with Mr. Harper’s appointment, the Board approved aggregate compensation of $200,000 for the interim service period, to be paid in a combination of cash and restricted stock units. The Company has not yet finalized the allocation between cash and restricted stock units or certain other material terms of Mr. Harper’s compensation arrangements. Any such arrangements will be disclosed in a subsequent filing, as required.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2026	ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

	By:	/s/ Carrie Cass
Carrie Cass
Chief Financial Officer

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